UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC

Hertz Global Holdings, Inc.	Warrants to purchase Common Stock Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC

The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2024, The Hertz Corporation (the “Company”) entered into an offer letter (the “Offer Letter”) with Scott M. Haralson pursuant to which Mr. Haralson has agreed to serve as Executive Vice President, Chief Financial Officer of the Company and Hertz Global Holdings, Inc. (“HGH”). Mr. Haralson is expected to assume the role no later than the end of June 2024 (the “Start Date”).

Mr. Haralson, age 51, was previously with Spirit Airlines, Inc., serving as its Executive Vice President and Chief Financial Officer since February 1, 2023, Senior Vice President and Chief Financial Officer from October 2018 to January 31, 2023, Vice President, Financial Planning and Analysis and Corporate Real Estate from August 2017 to October 2018 and Vice President, Financial Planning and Analysis from August 2012 to August 2017. From January 2010 to August 2012, Mr. Haralson served as the Director of Finance for Dish Network and from January 2009 to January 2010, as the Director of Financial Planning and Analysis for Frontier Airlines. Mr. Haralson also served as Chief Financial Officer at Guardian Gaming from March 2008 to January 2009 and at Swift Aviation from July 2006 to March 2008.

The Offer Letter provides that Mr. Haralson will be employed on an at-will basis with an annual base salary of $750,000. It also provides that he will be eligible to participate in the Company’s annual short-term incentive plan with a target award of 100% of his base salary and in HGH’s annual long-term incentive plan with a target equity award value of $2,500,000 (starting in fiscal year 2025). Mr. Haralson’s short-term incentive award for 2024 will be pro-rated for time worked in 2024 since the Start Date, and the sign-on equity awards described below constitute Mr. Haralson’s annual equity award for 2024.

On the first pay period following the first 30 days of his employment, Mr. Haralson will receive a $500,000 cash award, subject to 100% repayment to the Company if his employment is terminated by the Company for “Cause” (as defined in the Offer Letter) or by him without “Good Reason” (as defined in the Offer Letter) within 12 months of the Start Date, and 50% repayment if his employment terminates for either reason between 12 and 24 months of the Start Date. This award is designed to compensate Mr. Haralson for foregone cash incentives with his prior employer.

Further, to incentivize him to join the Company, on or promptly following the Start Date, Mr. Haralson will receive the following two equity awards under the Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) and related award agreements: (i) a time-vesting restricted stock unit grant with a grant date value of $3,750,000, which will vest with respect to one-third of the restricted stock units on each of the first three anniversaries of the grant date assuming continued employment through each such date; provided, however, that (a) one-third of the restricted stock units next scheduled to vest will vest immediately following Mr. Haralson’s voluntary termination of employment for Good Reason or the termination of his employment by the Company without Cause (each termination event, a “Good Leaver Termination”), and (b) all of the restricted stock units that remain unvested as of a Good Leaver Termination that occurs on or within two years of a Change in Control (as defined in the Omnibus Plan) will vest in full; and (ii) a performance stock unit grant with a grant date value of $3,750,000, which will vest ratably based on both continued employment over a three year period from the grant date and the achievement of stock price hurdles over a five year period from the Start Date; provided, however, that (a) the next installment of performance stock units scheduled to vest will become time vested immediately upon a Good Leaver Termination, and (b) all of the performance stock units that remain unvested as of a Good Leaver Termination that occurs on or within two years of a Change in Control will become fully time vested and performance will vest solely based on the value of HGH’s stock as of the Change in Control. The number of restricted stock units and performance stock units that Mr. Haralson will receive for each award will be determined by dividing the relevant grant value by the closing market price of the Company’s common stock on the Nasdaq Stock Market on the date of grant.

Pursuant to the Offer Letter, Mr. Haralson will also receive benefits generally available to other relocating executives, including relocation assistance in the form of a net cash payment of $100,000 plus expenses related to the movement of his household goods, subject to repayment to the Company of (x) 100% of such amounts if Mr. Haralson terminates his employment without Good Reason or his employment is terminated by the Company for Cause within 12 months of the Start Date and (y) 50% of such amounts if Mr. Haralson’s employment is terminated for either reason between 12 and 24 months of the Start Date. Mr. Haralson will also be eligible for use of a Hertz service vehicle for personal and professional use, and participation in other benefit programs available to similarly situated senior executives of the Company, as well as reimbursement of legal fees up to $20,000 for the completion of the Offer Letter. In addition, Mr. Haralson will be a participant in the Company’s Severance Plan for Senior Executives (the “Severance Plan”), provided that in the event of a Good Leaver Termination and Mr. Haralson’s timely execution and non-revocation of a release of claims against the Company and its affiliates, he will be entitled to receive the greater of (1) the benefits provided under the Severance Plan applicable to him as of his termination date and (2) the following payments and benefits: (A) payment of 1.5 times the sum of his (I) base annual salary and (II) target bonus (in each case as in effect on the date of his termination) in 36 bi-weekly installments; (B) payment of a pro-rata portion of the annual bonus that would have been payable to him, if any, based on actual achievement of performance metrics for the entire plan year, paid at the same time as such bonuses are otherwise generally paid to the Company’s executives, and in any event no later than March 15 of the year following the end of the applicable performance period; (C) payment of up to $25,000 for executive outplacement services; and (D) continued medical, health, dental, vision, and accident insurance coverage at the same level and same cost to him in effect as of his date of termination for 18 months.

Mr. Haralson will also be subject to standard non-competition, non-solicitation and confidentiality covenants under the Company’s Employee Confidentiality & Non-Competition Agreement as well as the terms and conditions of any clawback policy in effect from time to time.

The selection of Mr. Haralson to serve as Executive Vice President, Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Haralson and any director or executive officer of the Company or HGH, and there are no transactions between Mr. Haralson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Haralson will succeed Alexandra Brooks as Executive Vice President, Chief Financial Officer as of the Start Date. Ms. Brooks is expected to remain with the Company at least through the Start Date to assist in an orderly transition. In connection with the transition, Ms. Brooks will be entitled to receive the benefits provided by the Severance Plan for a termination without cause, subject to Ms. Brooks entering into a customary severance agreement and release of claims.

The Company and Justin Keppy, the Company’s Executive Vice President, Chief Operating Officer have agreed that Mr. Keppy would resign from the Company, effective June 3, 2024. In connection with his resignation and contingent upon his execution and ongoing compliance with the Company’s customary release of claims, Mr. Keppy will receive, among other things: (i) $2.25 million in cash to be paid over 18 months; (ii) accelerated vesting of $4.25 million of his $10.0 million initial restricted stock unit grant; (iii) forgiveness of his $750,000 cash sign-on award and $100,000 relocation award; (iv) 18 months of health benefits consistent with those provided under the Severance Plan; and (v) outplacement benefits consistent with those provided under the Severance Plan. Mr. Keppy’s severance benefits are subject to the Company and Mr. Keppy entering into a severance agreement and release of claims reflecting the foregoing terms.

Item 7.01	Regulation FD Disclosure.

On June 3, 2024, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of Hertz Global Holdings, Inc. dated June 3, 2024

104.1	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION

(each, a Registrant)

By:	/s/ Wayne Gilbert West
Name:	Wayne Gilbert West
Title:	Chief Executive Officer

Date:  June 3, 2024